UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 13, 2007

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14330	57-1003983
(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 13, 2007, the Board of Directors of Polymer Group, Inc. (the “Company”) amended Article VI, Section 1 of the Company’s Amended and Restated By-Laws (the “By-laws”) to allow for the issuance of uncertificated shares.  As a result of the amendment, the Company now may participate in the Direct Registration System currently administered by the Depository Trust Company.  The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to transfer securities electronically to broker-dealers to effect transactions.  The amendment to the By-laws also provides that each registered stockholder shall be entitled to a physical stock certificate upon request.

The amendment to the By-laws was effected by deleting Article VI, Section 1 in its entirety and substituting in lieu thereof the language set forth in Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits.

3.1	Amendment to the Company’s Amended and Restated By-Laws, effective as of November 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.
(Registrant)

Date: December 6, 2007	By:	/s/ Daniel L. Rikard
Daniel L. Rikard
Vice President, General Counsel
and Secretary